CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

PHILLIPS

INVOICE

Masterworks Gallery, LLC as agent for
Masterworks Cayman SPC
1 World Trade Center, 57th Floor
New York, NY 10007
United States

Account No: [***]
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Paddle No: [***]
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Sale Title	Sale Date	Sale Number	Auctioneer
Modern & Contemporary Art Evening Sale	7-Mar-2025	[***]	[***]

Lot No	Description	Hammer	VAT on Hamm	Premium	VAT on Prem	Total Amount
20	**Yayoi Kusama** Pumpkin	500,000.00	0.00	135,000.00	0.00	£635,000.00

Total Amount Due **£635,000.00**

PLEASE NOTE THAT THE PAYMENT IS DUE IMMEDIATELY AND MUST BE MADE BY THE INVOICED PARTY

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The purchase of the lots listed above is subject to the Conditions of Sale set out in the auction catalogue for the above referenced sale.
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